Exhibit 16

Beckstead and Watts, LLP
Certified Public Accountants
                                                    2425 W Horizon Ridge Parkway
                                                             Henderson, NV 89052
                                                                702.257.1984 tel
                                                                702.362.0540 fax


                                  VIA FACSIMILE


April 10, 2006

Mr. Robert Tsuida
Alexander International, Ltd.
17-2885 Packard Avenue
Coquitlam, BC V3B 6G4 Canada

Dear Mr. Tsuida:

We hereby resign as the principal auditor for Alexander International, Ltd. effective on April 10, 2006.

This is also to confirm that the client-auditor relationship between Alexander International, Ltd. (Commission File Number 000-50157) and Beckstead and Watts, LLP has ceased.

Sincerely,


/s/ Beckstead and Watts, LLP
--------------------------------

cc: Office of the Chief Accountant
    SECPS Letter File
    Securities and Exchange Commission
    100 F Street, NE
    Washington, D.C. 20549
    Fax: 202-772-9213